Exhibit 99.2

LIFESIZE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Contents

Condensed Consolidated Balance Sheet as of September 30, 2009	2
Condensed Consolidated Statements of Operations for the nine months ended September 30, 2009 and 2008	3
Condensed Consolidated Statements of Cash Flows for the nine months ended September 30, 2009 and 2008	4
Notes to Condensed Consolidated Financial Statements	5

LIFESIZE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share and per share amounts)

September 30, 2009
(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$10,999
Trade receivables, net of allowance for doubtful accounts of $1,864	20,582
Inventories, net	6,443
Other current assets	2,121
Total current assets	40,145
Property and equipment, net	3,830
Deferred royalties	4,467
Other long-term assets	578
Total assets	$49,020

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Revolving line of credit	$3,000
Current portion of long-term debt	3,125
Accounts payable	5,743
Accrued liabilities	8,020
Deferred revenue, net	13,637
Total current liabilities	33,525
Long-term deferred revenue	4,685
Long-term debt	7,309
Other long-term liabilities	5,851
Total liabilities	51,370

Commitments and contingencies

Stockholders' deficit:
Series A convertible preferred stock: $0.001 par value; 18,582 shares authorized;
18,500 shares issued; liquidation value - $18,500	19
Series B convertible preferred stock: $0.001 par value; 10,798 shares authorized;
10,526 shares issued; liquidation value - $20,000	11
Series C convertible preferred stock: $0.001 par value; 6,250 shares authorized;
6,140 shares issued; liquidation value - $17,500	6
Series D convertible preferred stock: $0.001 par value; 8,400 shares authorized;
8,013 shares issued; liquidation value - $25,000	8
Common stock; $0.001 par value; 59,000 shares authorized; 10,456 issued	10
Additional paid-in capital	84,295
Accumulated deficit	(86,699)
Total stockholders' deficit	(2,350)
Total liabilities and stockholders' deficit	$49,020

The accompanying notes are an integral part of these condensed consolidated financial statements.

LIFESIZE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)

	Nine months ended
	September 30,
	2009	2008
	(Unaudited)

Product revenues	$55,417	$44,107
Service and other revenues	6,616	3,188
Total revenues	62,033	47,295

Cost of product revenues	21,100	18,715
Cost of service and other revenues	2,046	1,190
Total cost of revenues	23,146	19,905

Gross profit	38,887	27,390

Operating expenses:
Sales and marketing	23,419	18,057
Research and development	13,313	11,380
General and administrative	4,304	3,078
Total operating expenses	41,036	32,515
Loss from operations	(2,149)	(5,125)

Other expense:
Interest expense, net	(1,098)	(392)
Other income (expense)	1	(361)
Total other expense	(1,097)	(753)

Net loss before income taxes	(3,246)	(5,878)
Income taxes	178	97
Net loss	$(3,424)	$(5,975)

The accompanying notes are an integral part of these condensed consolidated financial statements.

LIFESIZE COMMUNICATIONS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine months ended
	September 30,
	2009	2008
	(Unaudited)

Cash flows from operating activities:
Net loss	$(3,424)	$(5,975)
Adjustment to reconcile net loss to net cash
provided by (used in) operating activities:
Depreciation	1,840	1,547
Amortization of deferred financing costs	81	35
Noncash accrued paid-in-kind interest	269	93
Loss on disposal of fixed assets	1	4
Stock-based compensation	636	454
Provision for excess and obsolete inventories	765	559
Provision for doubtful accounts	724	190
Changes in operating assets and liabilities:
Trade receivables	(7,090)	(3,555)
Inventories	(552)	(2,553)
Other current assets	(520)	(733)
Other long-term assets	(44)	(195)
Accounts payable	(309)	1,277
Accrued liabilities	2,581	1,189
Deferred revenue	6,447	4,498
Other long-term liabilities	25	431
Net cash provided by (used in) operating activities	1,430	(2,734)

Cash Flows from investing activities:
Purchase of property and equipment	(2,532)	(2,431)
Purchases of investments	-	(1,300)
Proceeds from maturities of investments	-	1,375
Net cash used in investing activities	(2,532)	(2,356)

Cash flows from financing activities:
Proceeds from exercise of stock options	465	466
Proceeds from revolving line of credit	1,500	2,100
Payments for repurchase of stock options	-	(8)
Repayment of revolving line of credit	(3,000)	-
Net cash (used in) provided by financing activities	(1,035)	2,558

Net change in cash and cash equivalents	(2,137)	(2,532)
Cash and cash equivalents, beginning of period	13,136	9,068
Cash and cash equivalents, end of period	$10,999	$6,536

The accompanying notes are an integral part of these condensed consolidated financial statements.

LIFESIZE COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 1 - Organization and Business Description

LifeSize Communications, Inc., (the Company) was incorporated in Delaware on January 27, 2003. The Company manufactures, markets, and sells high-quality, easy-to-use high definition video and audio communication products and services on a worldwide basis.

Note 2 - Significant Accounting Policies

Basis of Presentation

The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated. The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and therefore do not include all the information required by U.S. GAAP for complete financial statements. They should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2008.

In the opinion of management, these financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the results for the periods presented. Operating results for the nine months ended September 30, 2009 are not necessarily indicative of the results that may be expected for the year ended December 31, 2009 or any future periods.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results can differ from those estimates.

Reclassification

Certain previously reported amounts have been reclassified to conform to the current year’s presentation.

Significant Accounting Policies

There have been no substantial changes in the Company’s significant accounting policies during the nine months ended September 30, 2009 compared with the significant accounting policies described in the audited Consolidated Financial Statements for the year ended December 31, 2008. The Company uses certain critical accounting estimates in the preparation of its financial statements, which require management to make judgments and estimates about matters that are inherently uncertain. As these critical accounting estimates are important to an understanding of the Company’s financial condition and operating results, the related accounting policies are described in the following paragraphs.

LIFESIZE COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Allowance for Doubtful Accounts

The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of the Company’s customers to make required payments. The key factors the Company uses in assessing this allowance are individual judgments on specific customer balances and the overall aging of the total receivables. Delinquent account balances are written off after management has determined that the likelihood of collection is not probable.

Fair Value of Financial Instruments

The Company’s financial instruments consist principally of cash, trade and other receivables, trade and other payables, bank borrowings, and long-term debt. The Company believes all of the financial instruments’ recorded values approximate current market values.

Revenue Recognition

Most of the Company’s hardware products are integrated with software that is more than incidental to the functionality of the equipment. The Company generally provides software updates, upgrades and enhancements, if any, related to its products for one year and, pursuant to separately sold maintenance contracts, for subsequent years after the original maintenance period ends. In addition, sales of the Company’s software-only products generally include rights to updates, upgrades and enhancements, if any, during a maintenance period of one year.

Accordingly, the Company accounts for revenue for these products in accordance with Accounting Standards Codification (ASC) Subtopic 985-605, Software-Revenue Recognition, and all related interpretations. The Company recognizes revenue when the following criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, price is fixed or determinable, and collectibility is reasonably assured. Revenue related to software-only products is recognized upon shipment. Certain of the Company’s sales are made under agreements allowing certain rights of return and price protection under specified terms and conditions, The Company accrues for product returns in accordance with ASC 605-15-25, Sales of Product when Right of Return Exists. Additionally, the Company recognizes extended service revenue on our hardware and software products ratably over the term of the contract.

The Company uses the residual method to recognize revenue when an agreement includes one or more elements to be delivered at a future date. If there is an undelivered element under the arrangement, the Company defers revenue based on vendor-specific objective evidence of the fair value of the undelivered element, as determined by the price charged when the element is sold separately. If the vendor-specific objective evidence of fair value does not exist for all undelivered elements, the Company defers all revenue until sufficient evidence exists or all elements have been delivered.

The Company accrues for sales returns, sales rebates, and other allowances as a reduction to revenues upon revenue recognition based upon our contractual obligations and management estimates.

Inventories

Inventories are stated at the lower of cost or realizable value, with cost computed on a first-in, first-out basis. Shipping and handling costs are classified as a component of cost of product revenues in the consolidated statements of operations.

LIFESIZE COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Recently Issued Accounting Standards

In October 2009, the Financial Accounting Standards Board (FASB) published FASB Accounting Standards Update (ASU) 2009-14, Certain Revenue Arrangements That Include Software Elements, to provide guidance for revenue arrangements that include both tangible products and software elements. Under this guidance, tangible products containing software components and non-software components that function together to deliver the product’s essential functionality are excluded from the software revenue guidance in Accounting Standards Codification (ASC) Subtopic 985-605, Software-Revenue Recognition. In addition, hardware components of a tangible product containing software components are always excluded from the software revenue guidance. ASU 2009-14 is effective for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company is currently evaluating the appropriate timing for the adoption of ASU 2009-14 and its potential impact on the Company’s consolidated financial statements.

In October 2009, the FASB published ASU 2009-13, Multiple Deliverable Revenue Arrangements, which addresses the accounting for multiple-deliverable arrangements to enable vendors to account for products or services separately rather than as a combined unit. This guidance amends the criteria in Subtopic 605-25, Revenue Recognition--Multiple-Element Arrangements, to establish a selling price hierarchy for determining the selling price of a deliverable, based on vendor specific objective evidence, acceptable third party evidence, or estimates. This guidance also eliminates the residual method of allocation and requires that arrangement consideration be allocated at the inception of the arrangement to all deliverables using the relative selling price method. In addition, the disclosures required for multiple-deliverable revenue arrangements are expanded. ASU 2009-13 is effective for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010, with early adoption permitted. The Company is currently evaluating the appropriate timing for the adoption of ASU 2009-13 and its potential impact on the Company’s consolidated financial statements and disclosures.

Note 3 - Cash and Cash Equivalents

Approximately $170,000 of cash as of September 30, 2009 was restricted from the Company’s use because it was being held as collateral to secure the Company’s credit card, as collateral for a letter of credit issued on the Company’s behalf and as collateral for the Company’s merchant credit card account. Such restrictions can be released at any time if the Company cancels the credit card and pays off any balances, as the letter of credit expires, or cancels the merchant credit card agreement.

Note 4 - Inventories

Inventories consisted of the following (in thousands):

September 30, 2009

Raw materials	$695
Raw materials consigned to others	1,894
Finished goods	4,111
Service inventory	1,909
Less: Excess obsolescence and valuation reserve	(2,166)
$6,443

LIFESIZE COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 5 - Property and Equipment

Property and equipment consisted of the following (in thousands):

	Expected
	Useful Life	September 30, 2009

Computer equipment	3 years	$2,104
Computer software	3 to 5 years	1,526
Office equipment	3 years	899
Demo equipment	15 months	2,396
Laboratory equipment	3 years	1,740
Furniture and fixtures	5 years	251
Leasehold improvements	Lesser of useful life or term of lease	38
Tooling equipment	3 years	2,525
Other manufacturing equipment	3 years	703
Less: Accumulated depreciation		(8,352)
		3,830
Construction in progress		-
		$3,830

Note 6 - Credit Arrangements

The Company entered into a Loan and Security Agreement (the Agreement) with a bank in July 2003 for the purpose of financing working capital. The Agreement was amended in March 2005, July 2006, November 2007 and April 2008. The amended Agreement provides for a revolving line of credit, with loan advances determined by a borrowing base which consists of domestic accounts receivable and foreign accounts receivable insured through a trade credit insurance policy (eligible up to 80% of this account balance), domestic finished goods inventory (eligible up to 40% of this account balance and subject to a maximum amount of $1.5 million), and certain securities maintained with the lending bank (eligible up to 70% of this account balance). The debt is secured by all cash, investments, accounts receivable and inventory. Borrowings bear interest at the bank’s prime rate plus 0.25%, with a floor of 5.50%. Principal and any unpaid interest are due on November 29, 2009. In consideration for the credit facility, the Company issued the bank a warrant for the Company’s preferred stock as more fully discussed in Note 7.

As of September 30, 2009, the Company was in compliance with all applicable covenants and restrictions, and had an outstanding balance under the revolving line of credit of $3.0 million at an interest rate of 5.5%. As of September 30, 2009, the Company had $7.0 million available under the revolving line of credit subject to the borrowing base mentioned above.

LIFESIZE COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

During March 2005, the Company entered into a growth capital financing agreement with a venture debt firm for up to $6.0 million. During June 2006, the Company entered into an amendment to the growth capital financing agreement whereby the repayment terms for drawn balances were adjusted so that monthly interest-only payments at an annual fixed rate of 10.25% are payable through March 31, 2007 followed by 25 equal monthly payments consisting of principal and interest. The debt was secured by all assets owned by the Company, except for intellectual property, with such lien being subordinate to the existing credit arrangement mentioned above. In connection with the original agreement, the Company provided a warrant for 118,421 shares of Series B Preferred Stock to the lender on the $6.0 million committed credit line upon execution of the agreement and an additional warrant in August 2005 of 118,421 shares of Series B Preferred Stock upon drawdown of the line. In connection with the amendment to the agreement, the Company provided warrants for 31,579 shares of Series B Preferred Stock to the lender. The warrants were valued based on a Black-Scholes pricing model and were recorded as deferred financing costs and are amortized into interest expense on a monthly basis over the life of the original agreement or the amended agreement as more fully discussed in Note 7. The growth capital financing agreement was paid in full in November 2007.

During November 2007, the Company entered into a term loan (the Term Loan) with a private finance firm for up to $10 million for the purpose of refinancing the growth capital financing agreement and for financing working capital. The Term Loan was initially funded for $4 million. During May 2008 the Company entered into an amendment to the Term Loan which changed the definition of security interest to exclude certain securities defined as collateral for the Company’s revolving line of credit. During October 2008, the Company received the remaining $6 million advance available under the Term Loan. The Term Loan bears interest at (1) a rate of 8% on the outstanding principal balance payable in cash on a monthly basis in arrears from the initial funding date to May 31, 2009 and (2) a rate of 3% on the outstanding principal balance payable in-kind on a monthly basis in arrears from the initial funding date to May 31, 2009. Interest paid in-kind will increase the principal amount outstanding and will thereafter accrue interest during each period. After May 31, 2009 the Term Loan bears interest at a rate of 11.75% per annum. Principal payments are due in thirty equal monthly installments commencing June 30, 2009, in an aggregate amount equal to 75% of the outstanding principal balance with the remaining 25% outstanding due at maturity on November 30, 2011. The Term Loan is secured by all assets owned by the Company, except for intellectual property and certain short-term investments. However, the Company is prohibited from selling its intellectual property without prior approval of the private finance firm.

In April 2009, pursuant to its rights under the Term Loan, the Company elected to defer the principal payment commencement date for a six-month period upon notification to the private finance firm. As a result of such election, (1) the principal payments will be due in twenty-four equal monthly installments commencing December 31, 2009 in an aggregate amount equal to 75% of the original $10 million principal balance with the remaining 25% plus payable in-kind interest due at maturity on November 30, 2011, and (2) the Term Loan’s payable in-kind interest will increase from 3% to 4% on the outstanding principal balance on a monthly basis from June 1, 2009 to December 31, 2009.

In consideration for the Term Loan, the Company provided a warrant for 259,855 shares of common stock, which have been vested and are exercisable. The warrants were valued based on a Black-Scholes pricing model. The value associated with the vested shares is recorded as deferred financing costs and is amortized into interest expense on a monthly basis over the life of the Term Loan as more fully discussed in Note 7.

LIFESIZE COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Proceeds from the Term Loan and the revolving line of credit were used, in part, to repay all outstanding amounts owed under the venture debt growth capital financing agreement.

The credit facility, revolving line of credit, and term loan are subject to covenants concerning delivery of financial information to the bank, maintenance of minimum levels of insurance, reporting of registered intellectual property rights, utilizing the bank as the Company’s primary depository, and compliance with various other related items. The credit facility and revolving line of credit also place certain restrictions and prohibitions on the Company relative to asset dispositions, business combinations, indebtedness, dividends, investments, and other related items.

As of September 30, 2009, the annual maturities of long-term debt were as follows (in thousands):

Term Loan

2009	$313
2010	3,750
2011	6,371
Total	$10,434

Note 7 - Stockholders’ Deficit

Preferred and Common Stock Warrants

In connection with the various financing agreements described in Note 6, the Company had the following warrants outstanding at September 30, 2009:

	Number	Exercise Price	Original	Expiration
	of Shares	Per Share	Value	Date

Warrants to purchase Series A Preferred Stock	82,500	$1.00	$59,400	7/31/2010
Warrants to purchase Series B Preferred Stock	118,421	$1.90	$183,600	3/21/2015
Warrants to purchase Series B Preferred Stock	118,421	$1.90	$182,400	8/31/2015
Warrants to purchase Series B Preferred Stock	31,579	$1.90	$77,000	6/9/2016
Warrants to purchase Common Stock	259,855	$0.01	$229,000	11/30/2014

The Company valued the warrants using the Black-Scholes method, and recorded the values as a deferred financing cost which was amortized into interest expense in equal monthly amounts over the life of the related financing agreement. The unamortized portion of deferred financing costs was approximately $241,000 as of September 30, 2009.

LIFESIZE COMMUNICATIONS, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 8 - Commitments and Contingencies

During July 2008, the Company entered into an Original Equipment Manufacturing and License Agreement (the “Licensing Agreement”) that included an initial payment of $250,000 and that could require the Company to make future payments of up to $6.0 million. The Licensing Agreement includes certain rights to termination. The Licensing Agreement provides an OEM product for the Company that has guaranteed volume commitments over a five-year period which commenced in July 2009. The Licensing Agreement also provides for cross licenses of each party’s patent portfolio to the other party, and eliminates a previously threatened intellectual property infringement claim.

As of March 2009, the Company accepted a contractual milestone and made an additional payment against the Licensing Agreement of $250,000. As a result of the acceptance the Company recognized the remaining obligations under the contract in the audited Consolidated Financial Statements for the year ended December 31, 2008 and recorded a contingent liability associated with certain intellectual property rights of the other party, which is offset by a deferred asset which will be amortized to cost of revenues over the life of the Licensing Agreement. As of September 30, 2009, $5.75 million has been recorded in other long-term liabilities, which is offset by current and long-term deferred royalties of $493,000 and $4.5 million, respectively, net of amortization.

Note 9 – Subsequent Events

The Company has evaluated subsequent events for recognition and disclosure through December 11, 2009, the date the Company was acquired by Logitech International S.A. Through that date, there were no events requiring adjustment or disclosure in these financial statements, other than the acquisition of the Company.